UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

BREATHE ECIG CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(STATE OF INCORPORATION)

333-178624
(COMMISSION FILE NO.)

37-1640902
(IRS NO.)

387 Park Avenue South, 5th Floor
New York, NY 10016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(646) 952-8847
(REGISTRANT’S TELEPHONE NUMBER)

Date of Report (Date of earliest event reported):  May 9th, 2016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

  ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

  ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

  ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01         REGULATION FD DISCLOSURE.

Additional OTCQB Listing Extensions Granted to BVAP by OTC MARKETS

Breathe ECig. Corp. ("the Company" or "BVAP") has been engaged in substantial corporate activity and accounting work (inclusive of audit work) over the past month and a half, which has rendered its FY 2015 Form 10-K "Annual filing" late.

On May 9th 2016 at 1:00pm The Company's Chief Financial Officer petitioned OTC Markets for an additional time extension for the filing of the Company's 2015 Form 10K (due May 10, 2016) as well as the Company's Q1 2016 Form 10Q (due on May 16, 2016).  After considering the Company's petition, the following additional extensions were granted on May 09, 2016 by OTC MARKETS:

           1)  The Company has been granted a Final extension, valid through close of business Friday May 20, 2016, to file its Year 2015 Form 10K.  Previously the Company had been granted an extension until close of business Tuesday May 10, 2016.  As such the Company's shares will continue to be listed on the OTCQB Exchange through the entirety of the term of this listing extension (May 20, 2016).

            2) The Company has been granted a 30 day extension, valid through close of business Wednesday June 15, 2016, to file its 1st Quarter 2016 Form 10Q.  This filing had previously been due on Monday May 16, 2016 (due to the fact that May 14, 2016 fell on a Saturday).  As such the Company's shares will continue to be listed on the OTCQB Exchange through the entirety of the term of this listing extension (June 15, 2016).  However this second listing extension (relating to the Q1 2016 Form 10Q) is contingent upon the Company filing its 2015 Form 10K on or before close of business Friday May 20, 2016.

            3)  The Company has agreed to update all pertinent information on the OTC MARKETS website subsequent to the filing of its Year End 2015 Form 10K

These OTCQB extensions were granted after review of the circumstances and conference call with the Company’s CFO and reflects their belief that the activities undertaken by management are to the benefit of the Shareholders and that this extension was granted pursuant to the Company’s public notice of this extension so that there is accurate market awareness of the Company’s situation and status.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10th, 2016                                                                                                    By: /s/ Seth M. Shaw
                                                                                                                                               Seth M. Shaw
                                                                                                                                               Chief Financial Officer